                                                                   EXHIBIT 10.24

SILICON VALLEY BANK


                         AMENDMENT TO LOAN AND SECURITY

                                   AGREEMENT


BORROWER:      SUPERCONDUCTOR TECHNOLOGIES INC.
ADDRESS:       460 WARD DRIVE, SUITE F
               SANTA BARBARA, CA 93111

DATE:          DECEMBER 21, 1998


     THIS AMENDMENT TO LOAN AND SECURITY AGREEMENT is entered into between SILICON VALLEY BANK ("Silicon") and the borrower named above (the "Borrower").

     The Parties agree to amend the Loan and Security Agreement between them, dated August 26, 1994, as amended by that certain Amendment to Loan Agreement dated December 20, 1994, as amended by that certain Amendment to Loan Agreement dated June 27, 1995, and as otherwise amended from time to time (the "Loan Agreement"), as follows, effective as of the date hereof. (Capitalized terms used but not defined in this Amendment, shall have the meanings set forth in the Loan Agreement.)

     1. AMENDED SCHEDULE. The Schedule to Loan Agreement is amended effective on the date hereof, to read as set forth on the Amended Schedule to Loan and Security Agreement attached hereto.

     2. LIMITED WAIVER. Silicon hereby agrees to waive the existing Events of Default arising from the Borrower's failure to comply with the financial covenant obligations in effect prior to the date hereof. Nothing herein is intended to mean or imply that Silicon agrees or will agree to waive any subsequent Events of Default whether relating to financial covenant violations or otherwise.

     3. FACILITY FEE. The Borrower shall pay Silicon concurrently herewith a facility fee of $15,000, of which $5,000 has already been paid by the Borrower. Said facility fee shall be in addition to all interest and other sums payable to Silicon, and shall not be refundable.

     4. REPRESENTATIONS TRUE. Borrower represents and warrants to Silicon that all representations and warranties in the Loan Agreement continue to be true and correct.

     5. GENERAL PROVISIONS. This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Silicon and the Borrower, and the other written documents and agreements between Silicon and the Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Silicon

SILICON VALLEY BANK                   AMENDMENT TO LOAN AND SECURITY AGREEMENT
--------------------------------------------------------------------------------

and the Borrower shall continue in full force and effect and the same are hereby ratified and confirmed.

BORROWER:                                   SILICON:

SUPERCONDUCTOR                              SILICON VALLEY BANK
TECHNOLOGIES, INC.


BY:  /s/ M. Peter Thomas                    BY:  /s/ Karl R. Brier
   -------------------------------             ---------------------------------
    PRESIDENT OR VICE PRESIDENT             TITLE:   VICE PRESIDENT

BY:  /s/ James G. Evans, Jr.
   -------------------------------
   SECRETARY OR ASS'T SECRETARY

SILICON VALLEY BANK


                              AMENDED SCHEDULE TO
                          LOAN AND SECURITY AGREEMENT


BORROWER:       SUPERCONDUCTOR TECHNOLOGIES, INC.
ADDRESS:        460 WARD DRIVE, SUITE F
                SANTA BARBARA, CALIFORNIA 93111

DATE:           DECEMBER 21, 1998


CREDIT LIMIT (Section 1.1):     An amount (each advance being an "Account Loan"
                                and collectively all of such advances being referred to herein as the "Accounts Loans") up to the lesser of: (A) $1,500,000 at any one time outstanding; or (B) 75% of the Net Amount of Borrower's accounts, which Silicon in its discretion deems eligible for borrowing.

                                Borrower has an existing term loan outstanding (the "Existing Term Loan"). Upon the effectiveness of the Amendment to Loan Agreement dated December 21, 1998 (the "December 1998 Amendment"), the Existing Term Loan, all accrued and unpaid interest thereon and all Obligations relating thereto shall be repaid in full with the proceeds of an Accounts Loan, and Borrower hereby requests that Silicon advance such an Accounts Loan concurrently with the closing of the December 1998 Amendment and related transactions.

                                With respect to the Accounts Loans, and without limiting the fact that the determination of which accounts are eligible for borrowing is a matter of Silicon's discretion, the following will not be deemed eligible for borrowing: (a) accounts outstanding for more than 90 days from the invoice date; (b) accounts subject to any contingencies, or arising from a consignment, guaranteed sale, bill and hold, sale on approval or other transaction in which payment by the account debtor is conditional; (c) accounts owing from the United States or any department, agency or instrumentality of the United States or any state, city or municipality, other than with respect to up to $500,000 in an aggregate amount owing to Borrower from any account debtor with respect to such obligors on such accounts, provided, however, on and after June 30, 1999 such $500,000 amount shall be reduced to $0 unless Borrower otherwise complies the United States Assignment of Claims Act; (d) accounts owing from an account debtor whose chief executive office or principal place of business is outside the United States (unless the account is pre-approved by Silicon in its discretion, or backed by a letter of credit satisfactory to Silicon, or FCIA insured satisfactory to Silicon, or the account arises from goods shipped or services rendered to a branch or office of the account debtor in the United States); (e) accounts owing from one account debtor to the extent they exceed 25% of the total eligible accounts outstanding; (f) accounts owing from an affiliate of Borrower;
                                (g) accounts owing

SILICON VALLEY BANK             AMENDED SCHEDULE TO LOAN AND SECURITY AGREEMENT
-------------------------------------------------------------------------------

                                from an account debtor to whom Borrower is or may be liable for goods purchased from, or services received from, such account debtor or otherwise (to the extent of the amount owing to such account debtor); and (h) accounts owing from account debtors for the purchase of goods relating to which such account debtors has more than 30 days from the relating invoice date to return such goods. In addition, if more than 50% of the accounts owing from an account debtor are outstanding more than 90 days from the invoice date or are otherwise not eligible for borrowing, then all accounts owing from that account debtor will be deemed ineligible for borrowing.

INTEREST RATE (Section 1.2):    A rate equal to the "Prime Rate" in effect from
                                time to time, plus 1% per annum. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed. "Prime
                                Rate" means the rate announced from time to time by Silicon as its "prime rate;" it is a base rate upon which other rates are available at Silicon. The interest rate applicable to the Obligations shall change on each date there is a change in the Prime Rate.

LOAN ORIGINATION FEE
(Section 1.3):                  See Amendment to Loan and Security Agreement of
                                even date.

MATURITY DATE
(Section 5.1):                  DECEMBER 20, 1999.

PRIOR NAMES OF BORROWER
(Section 3.2):                  NONE

TRADE NAMES OF BORROWER
(Section 3.2):                  NONE


OTHER LOCATIONS AND ADDRESSES
(Section 3.3):                  NONE

MATERIAL ADVERSE LITIGATION
(Section 3.10):                 NONE

NEGATIVE COVENANTS-EXCEPTIONS
(Section 4.6):                  NONE


FINANCIAL COVENANTS
(Section 4.1):                  Borrower shall comply with all of the following
                                covenants. Compliance shall be based on all Loans and shall be determined as of the end of each month, except as otherwise specifically provided below:

        QUICK ASSET RATIO:      Borrower shall maintain a ratio of "Quick
                                Assets" to current liabilities of not less than .85 to 1.

        TANGIBLE NET WORTH:     Borrower shall maintain a tangible net worth of
                                not less than $5,000,000.

        DEBT TO TANGIBLE
        NET WORTH RATIO:        Borrower shall maintain a ratio of total
                                liabilities to tangible net worth of not more than 1.50 to 1.

        PROFITABILITY:          Borrower shall not incur a loss (after taxes) in
                                excess of $3,000,000 for the quarter ending
                                December 31, 1998. With respect to the period

SILICON VALLEY BANK              AMENDED SCHEDULE TO LOAN AND SECURITY AGREEMENT
--------------------------------------------------------------------------------

                         beginning with the quarter end period of March 31, 1999, and ending with and including the quarter end period of September 30, 1999, Borrower shall not incur a cumulative loss (after taxes) in excess of $3,500,000. Thereafter, Borrower shall not incur a loss (after taxes) in any fiscal quarter.

     DEFINITIONS:        "Current assets," and "current liabilities" shall have
                         the meanings ascribed to them in accordance with generally accepted accounting principles.

                         "Tangible net worth" means the excess of total assets over total liabilities, determined in accordance with generally accepted accounting principles, excluding however all assets which would be classified as intangible assets under generally accepted accounting principles, including without limitation goodwill, licenses, patents, trademarks, trade names, copyrights, capitalized software and organizational costs, licenses and franchises.

                         "Quick Assets" means cash on hand or on deposit in banks, readily marketable securities issued by the United States, readily marketable commercial paper rated "A-1" by Standard Poor's Corporation (or a similar rating by a similar rating organization), certificates of deposit and banker's acceptances, and accounts receivable (net of allowance for doubtful accounts).

     SUBORDINATED DEBT:  "Liabilities" for purposes of the foregoing covenants do not include indebtedness which is subordinated to the indebtedness to Silicon under a subordination agreement in form specified by Silicon or by language in the instrument evidencing the indebtedness which is acceptable to Silicon.

OTHER COVENANTS
(Section 4.1):           Borrower shall at all times comply with all of the
                         following additional covenants:

                         1. BANKING RELATIONSHIP. Borrower shall at all times maintain its primary banking relationship with Silicon.

                         2. WARRANTS. Borrower shall concurrently herewith provide Lender with warrants to purchase 40,000 shares of Common stock of the Borrower, at an initial exercise price of $4.00 per share, and subject further to the terms and conditions set forth in the Warrant to Purchase Stock and related documents being executed concurrently with this Agreement.

                         3. BORROWING BASE CERTIFICATE; AGINGS. Within 20 days after the last day of each month, Borrower shall deliver to Silicon a borrowing base certificate signed by a Responsible Officer in form acceptable to Silicon, together with an aged listings of accounts receivable.

                         4. PERMITTED SALE/LEASEBACK. On and after the date hereof, Borrower shall be permitted to enter into a sale/leaseback transaction with a third party lender in an aggregate transactional amount of up to $1,200,000, provided that the liens of such lender are limited to the

SILICON VALLEY BANK              AMENDED SCHEDULE TO LOAN AND SECURITY AGREEMENT
--------------------------------------------------------------------------------


                                equipment that is the subject of such
                                transaction and proceeds thereof, and Silicon agrees to subordinate its liens on such equipment in accordance with documentation reasonably acceptable to Silicon.

                                BORROWER:

                                    SUPERCONDUCTOR TECHNOLOGIES, INC.




                                    BY  /s/  M. Peter Thomas
                                       -----------------------------
                                       PRESIDENT OR VICE PRESIDENT



                                    BY  /s/  James G. Evans, Jr.
                                       -----------------------------
                                       SECRETARY OR ASS'T SECRETARY


                                  SILICON:

                                    SILICON VALLEY BANK


                                    BY  /s/  Karl R. Brier
                                       ----------------------------

                                    TITLE  Vice President